                                                                   EXHIBIT 23.1

                [ALTSCHULER, MELVOIN AND GLASSER LLP LETTERHEAD]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Source Information Management Company
St. Louis, Missouri



We hereby consent to inclusion in this current report on Form 8-K/A of The Source Information Management Company of our report dated May 3, 1999, relating to the combined financial statements of MYCO, Inc. and RY, Inc.


/s/ Altschuler, Melvoin and Glasser LLP





Rolling Meadows, Illinois
June 8, 1999